Exhibit 10.48

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (“Amendment”) is effective this 9th day of December, 2016 (the “Effective Date”), by and among GUARANTY BANK AND TRUST COMPANY, a Colorado bank (the “Bank”), and BIRNER DENTAL MANAGEMENT SERVICES, INC., a Colorado corporation (the “Borrower”).  Bank and Borrower may sometimes be referred to herein as “Party” or, collectively, “Parties”.

RECITALS

WHEREAS, Borrower and Bank entered into a Loan and Security Agreement as of March 29, 2016, pursuant to which Bank made available to Borrower certain Revolving Loans and a Term Loan; and

WHEREAS, the Borrower has requested to amend and the Bank is willing to amend and modify the Loan and Security Agreement in accordance with and subject to the terms and conditions set forth in this Amendment.

1.         Definitions.  The Loan and Security Agreement and any and all other documents executed in connection with the Loan and Security Agreement, including, without limitation, any amendments thereto, shall hereinafter be collectively referred to as the “Loan Documents”.  Capitalized terms used herein and in the recitals hereto, but not defined herein or therein, shall have the meaning given them in the Loan Documents.

2.         Amendments to Loan and Security Agreement.  The Loan and Security Agreement is amended as follows:

a. Section 9.6 is amended to read as follows:
Distribution. During calendar year 2016, without the Bank's prior written consent, which may be withheld in the Bank's sole discretion, the Borrower shall not (a) make any distribution or dividend (other than stock dividends), whether in cash or otherwise, to any of its equity holders, (b) purchase or redeem any of its equity interests or any warrants, options or other rights in respect thereof, (c) pay any management fees or similar fees to any of its equity holders or any Affiliate thereof, (d) pay or prepay interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, or sinking fund, or (e) set aside funds for any of the foregoing; provided, however, Borrower shall be allowed to pay Taxes as and when Taxes are presently due and payable. Commencing in 2017 provided no Event of Default has occurred and is continuing, Borrower may pay dividends, repurchase its common stock, and invest in existing or new Managed PCs so long as Borrower's FCCR would remain greater than 1.20 to 1.00 after giving effect to such dividends, repurchases and investments, and Borrower would remain in compliance with Sections 10.1, 10.2 ad 10.4.  Notwithstanding the foregoing, and for purposes of this Section only, the Maximum Total Cash Flow Leverage Ratio for the Quarter Ending 12/31/16 shall be 2.3x and for the Quarter Ending 3/31/17 it shall be 2.2x.

3.         Representations and Warranties. Borrower hereby remakes each of the representations and warranties contained in Section 7 of the Loan and Security Agreement as of the date of this Amendment, as if made in connection with this Amendment and the Loan and Security Agreement.

4.         Entire Agreement. This Amendment and the Loan and Security Agreement and the other documents delivered in connection herewith and therewith contain the entire agreement of the parties concerning the subject matter hereof and thereof. No promise, representation or understanding which is not expressly set forth in, or incorporated into, either the Loan and Security Agreement or this Amendment or the Loan Documents shall be enforceable by either party. All prior and contemporaneous understandings and agreements, written or oral, express or implied, shall be of no further force and effect to the extent inconsistent herewith.

5.         Continuing Effect and Conflict.  To the extent there is a conflict between this Amendment and the Loan and Security Agreement and/or Loan Documents, the provisions of this Amendment shall control.  Except as expressly modified herein, the terms and conditions of the Loan and Security Agreement and the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

6.         Execution of Documents. Borrower shall execute and deliver to Bank this Amendment and Borrower shall execute any other documents reasonably requested by Bank simultaneously with the execution of this Amendment. All of the Loan Documents and other materials described in this paragraph shall be acceptable in form and substance to Bank in its sole reasonable discretion.

7.         Release and Waiver. Borrower hereby releases, waives and forever discharges Bank and its shareholders, directors, officers, employees, and agents from all known and unknown, absolute and contingent, claims, defenses, setoffs, counterclaims, causes of action, actions, suits or other legal proceedings of any kind existing or accrued as of the date of this Amendment.

8.         Successor and Assigns. This Amendment and any related documents shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

9.         Governing Law.  This Amendment shall be governed by the laws of the State of Colorado.

10.       Jurisdiction and Venue.  The parties hereto consent to the jurisdiction and venue of any Court located in the City and County of Denver, State of Colorado, in the event of any litigation pertaining to this Amendment or any related Loan Document or the enforcement of any liability, obligation, right or remedy described therein.

11.       JURY TRIAL WAIVER.  BANK AND BORROWER EACH IRREVOCABLY WAIVE ITS RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING OF ANY ISSUE, CLAIM, COUNTERCLAIM OR OTHER CAUSE OF ACTION, WHETHER IN CONTRACT OR TORT, BASED UPON OR ARISING OUT OF THIS AMENDMENT OR THE LOAN AND SECURITY AGREEMENT OR ANY OTHER AGREEMENT OR DEALINGS RELATING TO THE SUBJECT MATTER OF THIS AMENDMENT OR THE LOAN AND SECURITY AGREEMENT.

IN WITNESS WHEREOF, Borrower and Bank have caused this Amendment to be executed the date first set forth above.

BIRNER DENTAL MANAGEMENT SERVICES, INC.

By:	/s/ Dennis Genty
Name:	Dennis Genty
Title:	Chief Financial Officer

GUARANTY BANK AND TRUST COMPANY

By:	/s/ Clint R. Crews
Name:	Clint R. Crews
Title:	Senior Vice President